Exhibit 99.1
FOR IMMEDIATE RELEASE
QUESTCOR ANNOUNCES FINANCIAL RESULTS FOR 2007 FIRST QUARTER
Union City, CA — May 10, 2007 — Questcor Pharmaceuticals, Inc. (AMEX:QSC) today reported its financial results for the first quarter ended March 31, 2007. Total net product sales for the first quarter of 2007 were $3.7 million, up 84% from $2.0 million in the first quarter of 2006. Net loss totaled $3.8 million, or $0.05 per share, for the first quarter of 2007, compared to net loss of $3.0 million, or $0.06 per share, for the first quarter of 2006.
     In addition to sales growth, key developments in the first quarter and more recently include:
•	Acthar sales were $3.4 million, 67% greater than the first quarter of 2006 and 10% greater that the fourth quarter of 2006.

•	A poster on the efficacy and side effect profile of Acthar Gel for the treatment of infantile spasms was presented at the 59th Annual American Academy of Neurology Meeting.

•	Reformulation work began for QSC-001, our unique orally disintegrating tablet (ODT) formulation of hydrocodone bitartrate and acetaminophen (HB/APAP) for the treatment of moderate to moderately severe pain, and the program is on schedule to begin its pivotal studies early in 2008.
“Our progress in the first quarter reflects Questcor’s commitment to become a leading CNS—focused specialty pharmaceutical company. We look forward to hearing from the U.S. Food and Drug Administration regarding our sNDA for Acthar for the treatment of infantile spasms,” said James Fares, President and CEO of Questcor.
Financial Results for the Quarter Ended March 31, 2007
Total net product sales were $3.7 million for the quarter ended March 31, 2007 as compared to total net product sales of $2.0 million for the quarter ended March 31, 2006. The increase in total net product sales was primarily due to a 67% increase in net product sales of Acthar over the first quarter of 2006. Net product sales of Acthar were $3.4 million for the first quarter of 2007 as compared to $2.0 million in the first quarter of 2006. Net product sales of Doral were $349,000 for the first quarter of 2007. Questcor purchased Doral in May 2006.
Selling, general and administrative expenses were $5.6 million for the quarter ended March 31, 2007 as compared to $4.2 million for the quarter ended March 31, 2006. The increase in selling, general and administrative expenses was due primarily to increased marketing efforts, higher headcount in Questcor’s sales organization and increased non-cash share-based compensation expense. Non-cash share-based compensation expense totaled $496,000 for the first quarter of 2007 of which $428,000 was included in selling, general and administrative expenses.

Research and development expenses were $1.1 million for the quarter ended March 31, 2007 as compared to $380,000 for the quarter ended March 31, 2006. The increase was due primarily to increased expenses associated with Questcor’s product development efforts and increased headcount.
As of March 31, 2007, Questcor’s cash, cash equivalents and short-term investments totaled $14.7 million as compared to $18.4 million as of December 31, 2006. As of March 31, 2007, Questcor had 69,041,282 common shares and 2,155,715 Series A preferred shares outstanding.
Quarter ended March 31, 2007 Conference Call — Questcor will be hosting a conference call to discuss these results on Thursday, May 10, 2007 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Please call the following numbers to participate: (800) 741-6056 (domestic) or (706) 679-3280 (international) and use conference ID number 7659823. Participants are asked to call the above numbers 5-10 minutes prior to the starting time.
This call is being webcast by Thomson/CCBN and can be accessed at Questcor’s website at www.questcor.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com,).
A telephonic replay of this call will be available from 9:00 p.m. Eastern Time on May 10, 2007 through 11:59 p.m. Eastern Time on May 17, 2007. Please call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use conference ID number 7659823.
About Questcor — Questcor Pharmaceuticals, Inc.® (AMEX: QSC) is a specialty pharmaceutical company that develops and commercializes therapeutics for the treatment of neurological disorders. Questcor currently markets H.P. Acthar® Gel (repository corticotropin injection), an injectable drug indicated for the treatment of exacerbations associated with Multiple Sclerosis and Doral® (quazepam) that is indicated for the treatment of insomnia, characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to accurately forecast and create the demand for its products, the gross margin achieved from the sale of its products, Questcor’s ability to enforce its product returns policy, the accuracy of the prescription data purchased from independent third parties by Questcor, the sell-through by Questcor’s distributors, the inventories carried by Questcor’s distributors, and the expenses and other cash needs for the upcoming periods, Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on the sale of its non-core products, research and development risks, uncertainties regarding Questcor’s intellectual property and the uncertainty of receiving required regulatory approvals in a timely way, or at all, other research, development, marketing and regulatory risks, and the ability of Questcor to implement its strategy and acquire products and, if acquired, to market them successfully and find marketing partners where appropriate, as well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended

December 31, 2006 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
CONTACT INFORMATION:
Eric Liebler
Senior Vice President, Strategic Planning and Communications
510-400-0700
IR@Questcor.com

Questcor Pharmaceuticals, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Net product sales	$3,701	$2,010
Operating costs and expenses:
Cost of product sales (exclusive of amortization of purchased technology)	850	626
Selling, general and administrative	5,550	4,170
Research and development	1,140	380
Depreciation and amortization	123	46

Total operating costs and expenses	7,663	5,222

Loss from operations	(3,962)	(3,212)
Other income (expense):
Interest income	210	181
Other expense, net	(7)	(6)

Total other income	203	175

Net loss	$(3,759)	$(3,037)

Net loss per share — basic and diluted	$(0.05)	$(0.06)

Shares used in computing net loss per share — basic and diluted	68,773	54,562

Questcor Pharmaceuticals, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,014	$15,937
Short-term investments	8,660	2,488
Accounts receivable, net of allowance for doubtful accounts of $89 and $55 at March 31, 2007 and December 31, 2006, respectively	2,531	1,783
Inventories, net	2,621	2,965
Prepaid expenses and other current assets	1,008	811

Total current assets	20,834	23,984
Property and equipment, net	674	665
Purchased technology, net	4,192	3,965
Goodwill	299	299
Deposits and other assets	727	722

Total assets	$26,726	$29,635

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,015	$2,154
Accrued compensation	821	1,019
Sales-related reserves	3,399	2,784
Other accrued liabilities	501	521

Total current liabilities	6,736	6,478
Lease termination and deferred rent liabilities	1,773	1,961
Other non-current liabilities	16	18
Preferred stock, no par value, 7,500,000 shares authorized; 2,155,715 Series A shares issued and outstanding at March 31, 2007 and December 31, 2006 (aggregate liquidation preference of $10,000 at March 31, 2007 and December 31, 2006)	5,081	5,081
Shareholders’ equity:
Common stock, no par value, 105,000,000 shares authorized; 69,041,282 and 68,740,804 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	106,132	105,352
Accumulated deficit	(93,015)	(89,256)
Accumulated other comprehensive gain	3	1

Total shareholders’ equity	13,120	16,097

Total liabilities, preferred stock and shareholders’ equity	$26,726	$29,635

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